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                                                                   Exhibit 10.18



                             AMENDED AND RESTATED

              MUTUAL CONFIDENTIALITY AND NON-DISCLOSURE AGREEMENT


This Amended and Restated Mutual Confidentiality and Non-Disclosure Agreement ("Agreement") is entered into as of March 1, 1998 between TWENTIETH CENTRUTY FOX HOME ENTERTAINMENT, INC. ("Company") (collectively, "Parties"). This Agreement amends and restates in its entirety the Mutual Confidentiality and Non-Disclosure Agreement previously entered into by the Parties. The Parties will provide each other with Confidential Information as defined below in connection with one or more possible or actual transactions between the Parties (each a "Transaction"). As a condition of one of the Parties or its agents or its representatives furnishing Confidential Information ("Furnishing Party") to the other of the Parties or its agents or its representatives receiving Confidential Information ("Receiving Party"), the Receiving Party shall treat the Confidential Information confidentially as set forth below.

1. "Confidential Information" shall mean all non-public proprietary information provided by the Furnishing Party to the Receiving Party, whether or not marked or otherwise specifically designated as confidential. The term "Confidential Information" does not include information which (i) becomes generally available to the public other than as a result of a disclosure by the Receiving Party, (ii) was available to the Receiving Party on a non-confidential basis prior the Furnishing Party's disclosure to the Receiving Party, or (iii) becomes available to the Receiving Party on a non-confidential basis from a source other than the Furnishing Party, provided that such source is, to the best of the Receiving Party's knowledge, not bound by a confidentiality agreement with the Furnishing Party or otherwise prohibited from transmitting the information to the Furnishing Party by a contractual, legal or fiduciary obligation.

2. It is understood that the Receiving Party may disclose any of the Confidential Information to the Receiving Party's (and its subsidiaries' and affiliates') directors, officers, employees, agents, representatives (including attorneys and financial advisors), and prospective bank or institutional lenders, (collectively, "Representatives") who require such material in connection with a possible or actual Transaction (provided that such Representatives shall be informed by the Receiving Party of the confidential nature of the Confidential Information and shall agree to act in accordance with the terms hereof). The Receiving Party agrees that the Confidential Information of the Furnishing Party will be kept confidential by the Receiving Party and its Representatives and, except with the specific prior written consent of the Furnishing Party, or as expressly otherwise permitted by the terms hereof, will not be disclosed by the Receiving Party or its Representatives. The Parties further agree that the Receiving Party and its Representatives will not use any of the Confidential Information for any reason or purpose other than in connection with a possible or actual Transaction.

3. Company acknowledges and agrees that certain Confidential Information is extremely competitively sensitive for Fox ("Highly Confidential Information") and shall therefore be subject to restrictions on disclosure additional to those applicable to other Confidential Information. Highly Confidential Information shall include the identity of Fox's actual and potential customers and vendors; Fox's release schedules and sales trends; the prices and pricing policies of Fox, its vendors and customers; all customer shipment, point-of-sale and returns information; Fox's strategic planning information regarding system implementation (including geographic implementation) and process improvement; all distribution software used by and software development performed for Fox; Fox's replenishment schedules and processes, inventory management schedules and processes; and any other competitively sensitive Confidential Information designated by Fox from time to time as "Highly Confidential Information". Company shall limit disclosure of Highly Confidential Information to Company employees. Company shall be responsible for any breach of this Agreement by any such

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employee. Company shall not disclose Highly Confidential Information to any of its consultants, or other vendors, or agents.

4. In the event that the Receiving Party or any of its Representatives are requested or required by applicable Federal or State law of the United States to disclose any of the Confidential Information, it is agreed that the Receiving Party or its Representative, as the case may be, will provide the Furnishing Party with prompt notice of such request(s) so that it may seek an appropriate protective order or other appropriate remedy and/or waive compliance by the Receiving Party or its Representative with the provisions of the Agreement. In the event that such protective order or other remedy is not obtained, or that the Furnishing Party grants a waiver hereunder, the Receiving Party or such Representative of the Receiving Party may furnish that portion (and only that portion) of the Confidential Information which it is legally compelled to disclose and will exercise its best efforts to obtain reliable assurance that confidential treatment will be accorded any Confidential Information so furnished.

5. Without the prior written consent of Company, (i) neither Fox nor those of its Representatives who are aware of the Confidential Information of Company will initiate or cause to be initiated any communications with any employee of Company concerning the Confidential Information, and (ii) none of Fox's directors, officers or employees who are aware of the Confidential Information will, for the two-year period from the date of the Agreement, solicit or cause to be solicited for employment any employee of Company who is aware of the Confidential Information of Company.

6. Without the prior written consent of Fox, (i) neither Company nor those of its Representatives who are aware of the Confidential Information of Fox will initiate or cause to be initiated any communications with any employee of Fox concerning the Confidential Information, and (ii) none of Company's directors, officers or employees who are aware of the Confidential Information will, for the two-year period from the date of the Agreement, solicit or cause to be solicited for employment any employee of Fox who is aware of the Confidential Information of Fox.

7. Upon providing the Receiving Party with a specific list of the Confidential Information to be returned to the Furnishing Party, the Receiving Party will promptly deliver to the Furnishing Party or its Representatives, the Confidential Information listed, together with all copies thereof, in the possession of the Receiving Party or its Representatives, which was actually furnished by the Furnishing Party to the Receiving Party.

8. Although the Receiving Party understands that the Furnishing Party has endeavored to include in the Confidential Information information known to it which it believes to be relevant to a possible or actual Transaction, the Receiving Party further understands that neither the Furnishing Party nor its Representatives make any representation or warranty as to the accuracy or completeness of the Confidential Information. The Receiving Party agrees that neither the Furnishing Party nor its Representatives shall have any liability to Receiving Party or its Representatives resulting from the use of the Confidential Information by the Receiving Party or its Representatives.

9. The provisions set forth in this Agreement may be modified or waived only by a separate writing signed by the Parties expressly so modifying or waiving such provisions.

10. The Receiving Party hereby agrees to indemnify and hold harmless the Furnishing Party from any damage, loss, cost or liability (including legal fees and the cost of enforcing this indemnity) arising out of, or resulting from, any unauthorized use or disclosure by the Receiving Party or its Representatives of the Confidential Information. The Receiving Party also acknowledges that money damages would be both incalculable and an insufficient remedy for any breach of this Agreement by it or its Representatives and that any such breach would cause the Furnishing Party irreparable harm. Accordingly, the Receiving Party also

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agrees that in the event of any breach of this Agreement, the Furnishing Party, in addition to any other remedies at law or in equity it may have, shall be entitled to equitable relief, including injunctive relief and specific performance.

11. It is understood and agreed that no failure or delay by either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege hereunder.

12. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity of enforceability of any other provisions of this Agreement, which shall remain in full force and effect. The parties hereby acknowledge and agree that this Agreement and the rights and benefits thereof shall be assigned by the party to any purchaser of a controlling share of equity in that party.

13. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

14. The Parties hereby represent and warrant that the undersigned officer is authorized to execute this Agreement on its behalf.

By signing in the spaces provided below, Fox and Company have agreed to all of the terms and conditions of this Agreement.

TWENTIETH CENTURY FOX HOME ENTERTAINMENT, INC.



By: /s/ Laura Cook
   -------------------------
Its: Senior Vice President
     Legal and Business Affairs
     Twentieth Century Fox Home Entertainment, Inc.

ARTISAN HOME ENTERTAINMENT, INC.


By: /s/ Mark Curcio
   -------------------------
Its:  CEO

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